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                                                                     EXHIBIT 4.5


                                UTI ENERGY CORP.
                              AMENDED AND RESTATED
                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement"), is made and entered into effective as of the 19th day of December, 1995, by and between UTI Energy Corp., a Delaware corporation (the "Company"), and Kenneth N. Berns ("Optionee").

                                   WITNESSETH:

         WHEREAS, the Company's Board of Directors previously granted to Remy Investors and Consultants Incorporated ("Remy Investors") on December 19, 1995, the right to acquire 120,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock");

         WHEREAS, following such grant, Remy Investors transferred rights under such grant to purchase 55,000 shares of Common Stock to Remy Capital Partners III L.P. ("Remy Partners") and rights to purchase 10,000 shares of Common Stock to Optionee;

         WHEREAS, in September 1997, the Company's Board of Directors declared and effected a three-for-one stock split of the Common Stock;

         WHEREAS, in October 1997, (i) Remy Partners transferred and assigned all its remaining right, title and interest under the original option agreement, as amended to reflect the Stock Split, to various third parties; (ii) Remy Investors transferred and assigned its right, title and interest under the original option agreement, as amended to reflect the Stock Split, to purchase 99,000 shares of Common Stock to various third parties; and (iii) Optionee transferred and assigned all of his right, title and interest under the original option agreement, as amended to reflect the Stock Split, to purchase 18,000 shares of Common Stock to various third parties;

         WHEREAS, the Company and the Optionee desire to enter into a new amended and restated option agreement to document and reflect the remaining rights of Optionee;

         NOW, THEREFORE, in consideration of the mutual undertakings, covenants, conditions and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee agree with each other as follows:


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         1. Grant of Stock Option. The Company hereby grants to Optionee, subject to the provisions hereinafter set forth, the right (the "Option") to purchase 12,000 shares of Common Stock of the Company (the "Option Shares"). The Option Shares shall be subject to adjustment as hereinafter set forth. This Option shall be exercisable at any time after the date hereof and on or before December 18, 2000 (the "Expiration Date").

         2. Exercise Price. The exercise price per share for which all or any of the Option Shares may be purchased shall be $1.90 (the "Exercise Price"). The Exercise Price shall be subject to adjustment as hereinafter set forth.

         3. Exercise.

                  (a) The Option may be exercised by Optionee, in full or in part, for the purchase of any of the Option Shares upon delivery by Optionee of written notice to the Company at the address of the Company set forth in Section 8, or such other address as the Company shall designate in written notice to Optionee, setting forth the number of Option Shares with respect to which the Option is being exercised, together with the Option and payment (in the manner described in Section 3(b) below) for the aggregate Exercise Price of the Option Shares so purchased. Upon the exercise of the Option, the Company shall as promptly as practicable execute and deliver to Optionee a certificate or certificates for the total number of whole Option Shares for which the Option is being exercised in such names and denominations as are requested by Optionee. If the Option shall be exercised with respect to less than all of the Option Shares, Optionee shall be entitled to receive a new Option covering the number of Option Shares in respect of which the Option shall not have been exercised, which new Option shall in all other respects be identical to the Option.

                  (b) Payment for the Option Shares to be purchased upon the exercise of the Option may be made by the delivery of a check payable to the Company in the amount of the aggregate Exercise Price of the Option Shares to be purchased.

         4. Covenants and Conditions. The above provisions are subject to the following:

                  (a) Optionee acknowledges and agrees that neither the Option nor the Option Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws ("Blue Sky Laws"). Optionee covenants and agrees that the Option and the Option Shares have been acquired for investment purposes and not with a view to distribution or resale and the Option Shares may not be made subject to a security interest, pledged, hypothecated, sold or otherwise transferred without an effective registration statement therefor under the Act and such applicable Blue Sky Laws or an opinion of counsel (which opinion and counsel rendering same shall be reasonably acceptable to the Company) that registration is not required under the Act and under any


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         applicable Blue Sky Laws. The certificates representing the Option
         Shares shall bear substantially the following legend:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) REGISTRATION UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (III) IN THE OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY) REGISTRATION UNDER THE LAW OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

         Other legends as required by applicable federal and state laws may be placed on such certificates. Optionee and the Company agree to execute such documents and instruments as counsel for the Company reasonably deems necessary to effect compliance of the issuance of the Option and any Option Shares issued upon the exercise thereof with applicable federal and state securities laws. Optionee agrees that the Company may decline to permit a transfer of the Option if the proposed transferee does not meet the applicable qualifications for investors in securities offerings exempt from registration.

                  (b) The Company covenants and agrees that all Option Shares which may be issued upon the exercise of the Option will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable.

         5. Rights as a Shareholder. The Option does not confer upon Optionee any right whatsoever as a shareholder of the Company.

         6. Changes in the Company's Capital Structure. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, its Common Stock, or other increase or reduction of the number of shares of the


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Common Stock without receiving consideration therefor in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then the number, class and per share price of shares of stock subject to the Option shall be appropriately adjusted (or in the case of the issuance of equity securities as a dividend on, or in a reclassification of, the Common Stock, the Option shall extend to such other securities) in such a manner as to entitle the holder to receive, upon exercise of the Option, for the same aggregate cash compensation, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) it would have held after such adjustment if the holder had exercised the Option in full immediately prior to the event requiring the adjustment. Comparable rights shall accrue in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

         If the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made to non-dissenting stockholders in connection with a consolidation or merger in which the Company is the surviving corporation and in which holders of shares of Common Stock continue to hold shares of Common Stock after such merger or consolidation) evidences of indebtedness or cash or other assets (other than cash dividends payable out of consolidated retained earnings not in excess of, in any one year period, the greater of (a) $.10 per share of Common Stock and (b) two times the aggregate amount of dividends per share paid during the preceding calendar year and dividends or distributions payable in shares of Common Stock or other equity securities of the Company described in the immediately preceding paragraph), then in each case the Exercise Price shall be adjusted by reducing the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by the fair market value, as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed in the Company's corporate records and be available for inspection by the holder of the Option) of the portion of the evidence of indebtedness or cash or other assets so to be distributed applicable to one share of Common Stock; provided that in no event shall the Exercise Price be less than the par value of a share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of the distribution retroactive to the record date for the determination of the stockholders entitled to receive such distribution. Comparable adjustments shall be made in the event of successive distributions of the character described above.

         After the Company shall make a tender offer for, or grant to all of its holders of its shares of Common Stock the right to require the Company to acquire from such stockholders shares of, Common Stock, at a price in excess of the Current Market Price (a "Put Right") or the Company shall grant to all of its holders of its shares of Common Stock the right to acquire shares of Common Stock for less than the Exercise Price (the "Exercise Right") then, in the case of a Put Right, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such


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Put Right by a fraction, the numerator of which shall be the number of shares of
Common Stock then outstanding minus the number of shares of Common Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Put Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Put
Rights are exercised; and, in the case of a Purchase Right, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of the stockholders entitled to receive such Purchase Right by a fraction, the numerator of which shall be the number of shares of Common Stock then outstanding plus the number of shares of Common
Stock which could be purchased at the Current Market Price for the aggregate amount which would be paid if all Purchase Rights are exercised and the denominator of which is the number of shares of Common Stock which would be outstanding if all Purchase Rights are exercised. In addition, the number of shares subject to the Option shall be increased by multiplying the number of shares then subject to the Option by a fraction which is the inverse of the fraction used to adjust the Exercise Price. Notwithstanding the foregoing if any such Put Rights or Purchase Rights shall terminate without being exercised, the Exercise Price and number of shares subject to the Option shall be appropriately readjusted to reflect the Exercise Price and number of shares subject to the Option which would have been in effect if such unexercised Rights had never existed. Comparable adjustments shall be made in the event of successive transactions of the character described above.

         After the merger of one or more corporations with or into the Company, after any consolidation of the Company and one or more corporations, or after any other corporate transaction described in Section 424(a) of the Internal Revenue Code of 1986, as amended, the holder of the Option, at no additional cost, shall be entitled to receive, upon any exercise of the Option, in lieu of the number of shares as to which the Option may then be so exercised, the number and class of shares of stock or other equity securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if at the time of such merger or consolidation the holder had been a holder of a number of shares of Common Stock equal to the number of shares as to which the Option may then be so exercised and, if as a result of such merger, consolidation or other transaction, the holders of Common Stock are not entitled to receive any shares of Common Stock pursuant to the terms thereof, the holder, at no additional cost, shall be entitled to receive, upon exercise of the Option, such other assets and property, including cash, to which the holder would have been entitled if at the time of such merger, consolidation or other transaction the holder had been the holder of the number of shares of Common Stock equal to the number of shares as to which the Option shall then be so exercised. Comparable rights shall accrue in the event of successive mergers or consolidations of the character described above.

         For purposes of this Section 6, "Current Market Price per share of Common Stock" shall mean the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed or, if the Common Stock is not so listed, the average bid and asked price of a share of Common Stock as reported in the NASDAQ System, in each case


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on the trading day immediately preceding the first trading day on which, as a result of the establishment of a record date or otherwise, the trading price reflects that an acquiror of Common Stock in the public market will not participate in or receive the payment of any applicable dividend or distribution.

         Except as hereinbefore expressly provided, the issue by the Company of shares of Common Stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to the Option.

         7. Reservation of Common Stock. The Company will, at all times during the term of this Agreement, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Option, such number of shares of Common Stock of the Company as shall from time to time be sufficient to effect the exercise of the Option. If, at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the entire Option, in addition to such other remedies as shall be available to the holder of the Option, the Company will use its reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         8. Restrictions on Transfer.

            The shares of Common Stock acquired upon the exercise of the Option shall not be sold, pledged, hypothecated or otherwise transferred unless such shares are exempt from registration under the Act and any applicable state securities laws.

         9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or mailed, first class, with postage prepaid, to:

                  If to the Company, addressed to:

                           UTI Energy Corp.
                           485 Devon Park Drive, Suite 112
                           Wayne, Pennsylvania  19087
                           Attention:  President


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                  If to the Optionee, addressed to:

                           Kenneth N. Berns
                           c/o Remy Investors and Consultants Incorporated 1801 Century Park East, Suite 1111
                                    Los Angeles, California  90067


         Delivery shall be made to such other address for notice as either party shall hereafter notify the other party in writing, from time to time.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving any effect to conflicts of law provisions.

         11. Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, which are not fully expressed herein.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall be deemed to be one and the same instrument, regardless of whether one or more parties sign the same counterpart.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective the date first set forth above.

                                    UTI ENERGY CORP.


                                    By
                                       ----------------------------------------
                                    Name: Vaughn E. Drum
                                    Title: President and Chief Executive Officer



                                    OPTIONEE


                                    -------------------------------------------
                                    Kenneth N. Berns


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